Exhibit 1

VOTING TRUST EXTENSION AGREEMENT

THIS AGREEMENT entered into as of January 18, 2019 by and among those holders of Common Shares of SIFCO Industries, Inc. executing and delivering this Agreement (“Shareholders”) and JANICE G. CARLSON and CHARLES H. SMITH, III, as Trustees and their successors in trust (said named Trustees and their successors being hereinafter called the “Trustees”);

WITNESSES THAT:

As of February 1, 2017 certain shareholders of SIFCO Industries, Inc. (the “Company”) entered into a Voting Trust Agreement (the “Trust Agreement”) with respect to their shares of Common Stock in the Company; and

Pursuant to Section 14 of the Trust Agreement, the term of Trust Agreement may be extended for an additional period not to exceed two years upon the concurrence of the holders of Trust Certificates representing not less than 85% of the 1,819,674 shares deposited under the Trust Agreement, (after giving effect to stock dividends issued subsequent to the date of the Trust Agreement, the “Trust Shares”); and

The shareholders constituting the holders of Trust Certificates representing not less than 85% of the Trust Shares wish to extend the term of the Trust Agreement, on the terms and conditions set forth therein, for an additional two (2) years from January 31, 2019.

NOW, THEREFORE, each Shareholder of the Company who becomes a party hereto agrees with each of the other such Shareholders for himself and his heirs, administrators, successors and assigns as follows:

1.    EXTENSION OF TRUST AGREEMENT. The Trust Agreement shall be extended, unless sooner terminated on the terms and conditions set forth therein, to January 31, 2021, upon the occurrence prior to January 31, 2019 of the earlier of either:

(a) the execution of this Agreement by the holders of not less than 1,546,723 shares of Common Stock of the Company, such number representing not less than 85% of the Trust Shares,

Or

(b) the presentation to the Company of a certificate signed by the Secretary of the meeting, certifying that at a meeting duly called and held for the purpose of considering an extension, at a place in Cuyahoga County, Ohio, specified in a notice given either by the Trustees or a Trust Certificate holder, not less than ten (10) nor more than thirty (30)days prior to such meeting to each Trust Certificate holder under the Trust Agreement, the holders of Trust Certificates representing not less than 85% of the Trust Shares voted in favor of this extension.

2.    DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

3.    EXECUTION. This Extension Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Extension Agreement shall inure to the benefit of, and be binding upon, all persons executing it and their respective heirs, executors, administrators, legatees and assigns.

IN WITNESS WHEREOF, the Trustees have executed and delivered this Extension Agreement and the Shareholders have become parties hereto in the manner herein before provided.

TRUSTEES:

/s/ Janice G. Carlson
Janice G. Carlson

/s/ Charles H. Smith, III
Charles H. Smith, III

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

Jeffrey Gotschall	219,323	/s/ Jeffrey Gotschall	10/11/18

Dianne Gotschall	400	/s/ Dianne Gotschall	10/11/18

Judith Gotschall	29,715	/s/ Judith Gotschall	10/12/18

Andrew Gotschall	29,715	/s/ Andrew Gotschall	10/11/18

Andrew Gotschall custodian for: Addison Gotschall	700	/s/ Andrew Gotschall	10/11/18

Charles Gotschall	29,715	/s/ Charles Gotschall	12/10/18

Craig Ramsey	27,240	/s/ Craig Ramsey	10/12/18

Alison Weston	27,240	/s/ Alison Weston	10/12/18

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

Janice Carlson	177,174	/s/ Janice Carlson	11/11/18

Christie Lennen	34,925	/s/ Christie Lennen	11/12/18

Christie Lennen custodian for: Colton Lennen	17,800	/s/ Christie Lennen	11/12/18

Christie Lennen custodian for: Kelby Lennen	6,400	/s/ Christie Lennen	11/12/18

David Fulcher	31,075	/s/ David Fulcher	11/20/18

David Fulcher custodian for: Jessica Fulcher	17,500	/s/ David Fulcher	11/20/18

David Fulcher custodian for: Alyssa Fulcher	6,100	/s/ David Fulcher	11/20/18

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

Laura Gifford	187,818	/s/ Laura Gifford	11/21/18

Robert Gifford Jr.	27,400	/s/ Robert Gifford Jr.	11/21/18

Terry Gifford	28,200	/s/ Terry Gifford	11/21/18

CHS Foundation Laura Gifford, Trustee	913	/s/ Laura Gifford	11/21/18

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

PNC, and its successors, as trustee of the Rhea D. Smith Trust for the benefit of CH Smith III dated December 8, 1981 as amended and restated on September 16, 1989 By: Richard Mack	121,678	/s/ Richard Mack	1/10/19

PNC, and its successors, as trustee of the Charles H. Smith, Jr. Irrevocable Trust for the benefit of CH Smith III dated September 5, 1990. By: Richard Mack	57,067	/s/ Richard Mack	1/10/19

Charles Smith III	43,766	/s/ Charles Smith III	1/5/19

Hilda Smith	10,000	/s/ Hilda Smith	1/12/19

Jennifer Woodhouse	17,092	/s/ Jennifer Woodhouse	1/5/19

Jennifer Woodhouse Custodian for Henry J. Woodhouse	1,000	/s/ Jennifer Woodhouse	1/5/19

Jennifer Woodhouse Custodian for Ethan M. Woodhouse	1,000	/s/ Jennifer Woodhouse	1/5/19

C Jason Smith	18,959	/s/ C Jason Smith	1/5/19

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

PNC, and its successors, as trustee of the Rhea D. Smith Trust for the benefit of D Dowell dated December 8, 1981 as amended and restated on September 16, 1989 By: Richard Mack	121,678	/s/ Richard Mack	1/10/19

PNC, and its successors, as trustee of the Charles H. Smith, Jr. Irrevocable Trust for the benefit of D Dowell dated September 5, 1990. By: Richard Mack	57,067	/s/ Richard Mack	1/10/19

Deborah Dowdell	57,541	/s/ Deborah Dowdell	12/16/18

Ryan Morris	13,363	/s/ Ryan Morris	11/28/18

Ryan Morris custodian for: Kaitlin Morris	4,250	/s/ Ryan Morris	11/28/18

Ryan Morris custodian for: Matthew Morris	4,250	/s/ Ryan Morris	11/28/18

Ryan Morris custodian for: Ashley Morris	1,950	/s/ Ryan Morris	11/28/18

Adam Morris	16,113	/s/ Adam Morris	12/15/18

Adam Morris custodian for: Maksim Morris	400	/s/ Adam Morris	12/15/18

Molly D Trappe	14,863	/s/ Molly D Trappe	11/11/18

Molly D Trappe custodian for: Taylor Trappe	900	/s/ Molly D Trappe	11/11/18

VOTING TRUST EXTENSION AGREEMENT

TO JANUARY 31, 2021

SHAREHOLDER	NUMBER OF SHARES	SIGNATURE	DATE

PNC, and its successors, as trustee of the Charles H. Smith, Jr. Irrevocable Trust for the benefit of H Smith dated September 5, 1990. By: Richard Mack	57,068	/s/ Richard Mack	1/10/19

PNC, and its successors, as trustee of the Rhea D. Smith Trust for the benefit of H Smith dated December 8, 1981 as amended and restated on September 16, 1989 By: Richard Mack	121,678	/s/ Richard Mack	1/10/19

Hudson Smith	66,820	/s/ Hudson Smith	12/7/18

Deborah Ann Smith	6,255	/s/ Deborah Ann Smith	12/7/18

Hudson Smith Jr	25,000	/s/ Hudson Smith Jr	12/8/18

Hudson Smith Jr custodian for: Peyton Smith	1,700	/s/ Hudson Smith Jr	12/8/18

Hudson Smith Jr custodian for: Charlotte Smith	1,700	/s/ Hudson Smith Jr	12/8/18

Hudson Smith Jr custodian for: Whitney Smith	1,700	/s/ Hudson Smith Jr	12/8/18

Cynthia R Champ	25,000	/s/ Cynthia R Champ	12/15/18

Cynthia R Champ custodian for: Elise Day Champ	1,700	/s/ Cynthia R Champ	12/15/18

Cynthia R Champ custodian for: William Champ	1,700	/s/ Cynthia R Champ	12/15/18

Cynthia R Champ custodian for: Hudson Graham Champ	1,700	/s/ Cynthia R Champ	12/15/18

C Halle Smith	25,000	/s/ C Halle Smith	12/18/18